EXHIBIT 21.2

Exelon Generation Company, LLC Subsidiary Listing

Affiliate	Jurisdiction of Formation
AllEnergy Gas & Electric Marketing Company, LLC	Delaware
Braidwood 1 NQF, LLC	Nevada
Braidwood 2 NQF, LLC	Nevada
Byron 1 NQF, LLC	Nevada
Byron 2 NQF, LLC	Nevada
Conemaugh Fuels, LLC	Delaware
Dresden 1 NQF, LLC	Nevada
Dresden 2 NQF, LLC	Nevada
Dresden 3 NQF, LLC	Nevada
ENEH Services, LLC	Delaware
Exelon AOG Holding # 1, Inc.	Delaware
Exelon AOG Holding # 2, Inc.	Delaware
Exelon Edgar, LLC	Delaware
Exelon Energy Company	Delaware
Exelon Framingham Development, LLC	Delaware
Exelon Framingham, LLC	Delaware
Exelon Generation Clinton NQF, LLC	Nevada
Exelon Generation Consolidation, LLC	Nevada
Exelon Generation Finance Company, LLC	Delaware
Exelon Generation International, Inc.	Pennsylvania
Exelon Generation Oyster Creek NQF, LLC	Nevada
Exelon Generation TMI NQF, LLC	Nevada
Exelon Hamilton, LLC	Delaware
Exelon International Commodities, LLC	Delaware
Exelon New Boston, LLC	Delaware
Exelon New England Development, LLC	Delaware
Exelon New England Holdings, LLC	Delaware
Exelon New England Power Marketing, Limited Partnership	Delaware
Exelon Nuclear Security, LLC	Delaware
Exelon Nuclear Texas Holdings, LLC	Delaware
Exelon Peaker Development General, LLC	Delaware
Exelon Peaker Development Limited, LLC	Delaware
Exelon PowerLabs, LLC	Pennsylvania
Exelon SHC, LLC	Delaware
Exelon Solar Chicago LLC	Delaware
Exelon West Medway Development, LLC	Delaware
Exelon West Medway Expansion, LLC	Delaware
Exelon West Medway, LLC	Delaware
Exelon Wyman, LLC	Delaware
ExTex LaPorte Limited Partnership	Texas
ExTex Retail Services Company, LLC	Delaware
Keystone Fuels, LLC	Delaware
LaSalle 1 NQF, LLC	Nevada
LaSalle 2 NQF, LLC	Nevada
Limerick 1 NQF, LLC	Nevada
Limerick 2 NQF, LLC	Nevada
NuStart Energy Development, LLC	Delaware
PeachBottom 1 NQF, LLC	Nevada
PeachBottom 2 NQF, LLC	Nevada
PeachBottom 3 NQF, LLC	Nevada
Quad Cities 1 NQF, LLC	Nevada
Quad Cities 2 NQF, LLC	Nevada
Salem 1 NQF, LLC	Nevada
Salem 2 NQF, LLC	Nevada
Tamuin International, Inc.	Delaware
TEG Holdings, LLC	Delaware
Texas Ohio Gas, Inc.	Texas
The Proprietors of the Susquehanna Canal	Maryland
Zion 1 NQF, LLC	Nevada
Zion 2 NQF, LLC	Nevada